Exhibit 99-2

Via Email

Forwarded message From: George Evans Date: Mon, Nov 8, 2010 at 11:10 AM

Subject: Re: Cellceutix documents

To: Leo Ehrlich
Leo

This is an inaccurate statement and further evidence of bad faith on the part of Cellceutix.  I did not resign.  Rather, you terminated the my Agreement without cause.  In parallel, I terminated the Agreement with Good Reason.  Cellceutix remains liable to me for all benefits provided under the Agreement until expiration.  Since the Agreement runs until three years from the Commitment Date, and since the Commitment Date has not yet occurred, Cellceutix is responsible for at least three more years of salary as well as options and bonus payments for milestone achievements.  In addition, since Cellceutix continues to act in bad faith, Cellceutix my be liable for exemplary and/or punitive damages.

I still have received no assurance that Cellceutix will fulfill any of its contractual obligations.  Therefore I reserve the right to immediately and without further notice take any additional actions necessary to preserve my rights under the Agreement.

Thanks.

George